CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment to Registration Statement No. 333-119421 on Form N-4 of our report dated April 17, 2023, relating to the financial statements and financial highlights of the individual Sub-Accounts which comprise Talcott Resolution Life and Annuity Insurance Company Separate Account Three, appearing in the Statement of Additional Information, which is part of such Registration Statement. We also consent to the reference to us under the heading "Experts" in the Statement of Additional Information, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Hartford, Connecticut
April 26, 2023

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement No. 333-119421 on Form N-4 of our report dated April 20, 2023, relating to the statutory-basis financial statements of Talcott Resolution Life and Annuity Insurance Company. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Hartford, Connecticut
April 26, 2023